STEWARD FUNDS, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

Steward Funds, Inc. (the “Corporation”), which is registered as an open-end investment company under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: The Corporation desires to amend and restate its charter as currently in effect pursuant to these Articles of Amendment and Restatement. These Articles of Amendment and Restatement set forth every charter provision currently in effect. These Articles of Amendment and Restatement do not increase the aggregate par value of the Corporation’s capital stock.

SECOND: The charter of the Corporation is hereby amended by striking in their entirety all of the charter provisions currently in effect, and by substituting in lieu thereof the following:

ARTICLE I

RESERVED

ARTICLE II

NAME

The name of the corporation is Steward Funds, Inc. (the “Corporation”).

ARTICLE III

CORPORATE PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed is to act as an open-end investment company under the federal Investment Company Act of 1940, as amended (the “Investment Company Act”), and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law, as amended from time to time (the “Maryland General Corporation Law”). The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with the Corporation’s charter.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264. The name of the Corporation’s resident agent in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264.

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ARTICLE V

CAPITAL STOCK

5.1      Authorized Shares. The Corporation shall have the authority to issue four hundred million (400,000,000) shares of capital stock, each with a par value of one tenth of one cent ($0.001) per share, for an aggregate par value of four hundred thousand dollars ($400,000). Currently, the Corporation’s authorized shares of capital stock have been designated and classified into the following series, which series have been subdivided into the following classes:

Series	Classes	Number of Shares

Steward Covered Call Income Fund		67,000,000

	Class A	16,000,000

	Class C	15,000,000

	Class R6	16,000,000

	Institutional Class	20,000,000

Steward Global Equity Income Fund		67,000,000

	Class A	16,000,000

	Class C	15,000,000

	Class R6	16,000,000

	Institutional Class	20,000,000

Steward International Enhanced Index Fund		67,000,000

	Class A	16,000,000

	Class C	15,000,000

	Class R6	16,000,000

	Institutional Class	20,000,000

Steward Large Cap Enhanced Index Fund		67,000,000

	Class A	16,000,000

	Class C	15,000,000

	Class R6	16,000,000

	Institutional Class	20,000,000

Steward Select Bond Fund		65,000,000

	Class A	16,000,000

	Class C	13,000,000

	Class R6	16,000,000

	Institutional Class	20,000,000

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Steward Small-Mid Cap Enhanced Index Fund		67,000,000

	Class A	16,000,000

	Class C	15,000,000

	Class R6	16,000,000

	Institutional Class	20,000,000

5.2      Authorization of Stock Issuance. The Board of Directors may authorize from time to time the issuance and sale of capital stock of the Corporation, including stock of any series or class, whether now or hereafter authorized, or securities convertible into stock of any series or class, whether now or hereafter authorized, in such amounts, on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by the Maryland General Corporation Law and the Investment Company Act. All shares shall be issued on a fully paid and non-assessable basis.

5.3      Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

5.4      Power to Classify. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other series or classes as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing series or class of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each series or class of stock.

5.5      Classes and Series – General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each series or class of stock of the Corporation shall be as follows and as otherwise provided in this charter, unless otherwise provided in Articles Supplementary hereto:

(a) Assets Belonging to a Series or Class. All consideration received by the Corporation for the issue or sale of stock of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors of that series or class, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular series or class shall be allocated to and among any one or more series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series or class shall

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belong to that series or class. Each such allocation shall be conclusive and binding upon the stockholders of all series and classes for all purposes.

(b) Liabilities Belonging to Series or Class. The assets belonging to each series or class shall be charged with the liabilities of the Corporation in respect of that series or class and with all expenses, costs, charges and reserves attributable to that series or class and shall be so recorded on the books of account of the Corporation. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series or class shall be allocated and charged to and among any one or more of the series or classes in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular series or class shall be charged to, and shall be a liability belonging only to, that series or class. Each such allocation shall be conclusive and binding upon the stockholders of all series and classes for all purposes.

All persons or entities extending credit to, or contracting with or having any claims against a particular series or class of the Corporation shall look only to the assets of that particular series or class for payment of such credit, contract or claim. No stockholder or former stockholder of any series or class (i) shall have any claim on or right to any assets allocated or belonging to any other series or class or (ii) shall be entitled to participate in a derivative or class action on behalf of any other series or class or on behalf of the stockholders of any other series or class of the Corporation.

(c) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding.

(d) Dividends and Distributions. The holders of each series or class of capital stock of record as of a date determined by the Board of Directors from time to time, shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the series or class, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors and may differ among the holders of the series or class. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation or any series or class thereof to qualify as a “regulated investment company” under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the “IRC”), and to avoid liability of the Corporation or any series or class for Federal income tax in respect of a given

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year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions. The amounts of dividends and distributions declared and paid with respect to the various series or classes of capital stock and the timing of declaration and payment of such dividends and distributions may vary among such series and classes. Notwithstanding the foregoing, to the extent permitted by the Maryland General Corporation Law, the Board of Directors may delegate any of the rights and powers set forth in this Section 5.5(d).

(e) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation or any series or class.

(f) Liquidation. The Board of Directors may liquidate a series or class of capital stock of the Corporation in accordance with this charter, the Maryland General Corporation Law and the Investment Company Act, as applicable. In the event of the liquidation or dissolution of the Corporation, or of a series or class thereof when there are shares outstanding of the Corporation or of such series or class, as applicable, the stockholders of such, or of each, series or class, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of that series or class over the liabilities of that series or class, determined as provided herein and including assets and liabilities allocated pursuant to sections (a) and (b) of this Article 5.5. Any such excess amounts will be distributed to each stockholder of the applicable series or class in proportion to the number of outstanding shares of that series or class held by that stockholder and recorded on the books of the Corporation. Subject to any requirements of the Maryland General Corporation Law and the Investment Company Act, liquidation or dissolution of a series or class may be accomplished by distribution of assets to stockholders of that series or class as provided herein, by the transfer of assets of that series or class to another series or class of the Corporation, by the exchange of shares of that series or class for shares of another series or class of the Corporation, or in any other legal manner, and may differ among the holders of the applicable series or class.

(g) Conversion. At such times as may be determined by the Board of Directors in compliance with the Investment Company Act, shares of a particular series or class may be automatically converted by the Corporation into shares of another series or class based on the relative net asset values of such series or class at the time of conversion, or based on such other terms as the Board of Directors may determine in compliance with the Investment Company Act. The terms and conditions of such conversion may vary within and among the series and classes and within or among the holders of the series and classes to the extent determined by the Board of Directors.

Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that the holders of shares of any series or class shall have the right to convert or exchange said shares into shares of one or more other series or classes in accordance with such requirements and procedures as may be established by the Board of Directors.

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(h) Fees, Etc. Notwithstanding anything to the contrary contained in this charter, each share of stock may be subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, however designated, and other administrative, recordkeeping, redemption, service and other fees, however designated); to such account size requirements; and to such other rights and provisions; which may be the same or different from any other share of stock or any other share of any series or class, including any other share of the same series or class, all as the Board of Directors may from time to time establish and/or change in accordance with the Investment Company Act and as reflected in the Corporation’s then effective registration statement under the Securities Act of 1933 with respect to such shares, or such other document or instrument deemed appropriate by the Board of Directors in its sole discretion.

(i) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder’s name on the books of the Corporation, irrespective of the series or class thereof, and all shares of all series and classes shall vote together as a single class, provided that (a) when the Maryland General Corporation Law or the Investment Company Act requires that one or more series or classes vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected one or more series or classes and, subject to (b) below, all other series and classes shall vote as a single class and (b) as to any matter, which, in the judgment of the Board of Directors, does not affect the interests of a particular series of class, such series or class shall not be entitled to any vote and only the holders of shares of the affected one or more series or classes shall be entitled to vote.

(j) Quorum. The presence in person or by proxy of the holders of one-third of the shares of all series and classes issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by the Investment Company Act, provided, however, that where the holders of shares of any series or class are entitled to a separate vote as a series or class (a “Separate Class”), or where the holders of shares of two or more (but not all) series or classes are required to vote as a single class (a “Combined Class”), the presence in person or by proxy of the holders of one-third of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat, shall constitute a quorum for such vote.

(k) All provisions herein relating to the Corporation shall apply equally to each series and class of the Corporation except as the context requires otherwise. All references to shares or stock in this charter shall be deemed to include references to shares of any or all series or classes except as the context requires otherwise.

5.6      Authorizing Vote. Notwithstanding any provision of the Maryland General Corporation Law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all series and classes, or by a greater proportion than a majority of the total number of shares of any one or more series or classes entitled to vote as a separate class, such action shall be valid and

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effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all series and classes that are entitled to vote thereon, or of the one or more series or classes entitled to vote thereon as a separate class, as the case may be.

5.7      Action by Consent. Subject to compliance with the requirements of the Investment Company Act, the notice and other requirements of the Maryland General Corporation Law, and any procedures adopted by the Board of Directors from time to time, the holders of shares of the Corporation or of any one or more series or classes, as the case may be, may take action or consent to any action by delivering a consent, in writing or by electronic transmission, of the holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of holders of shares of the Corporation or of any one or more series or classes, as the case may be.

5.8      Preemptive Rights. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any series or class, or any other securities of the Corporation which the Corporation proposes to issue or sell; and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons or entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

5.9      Redemption.

(a) The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of capital stock of the Corporation, or of any series or class, to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares (which may reflect such fees and charges as the Board of Directors may establish from time to time) determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with the Maryland General Corporation Law and the Investment Company Act.

(b) Subject to the provisions of the Investment Company Act, the Board of Directors may cause the Corporation to redeem stock of the Corporation, or of any series or class, owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such redemption to be effected at such price, at such time and subject to such conditions as may be determined by the Board of Directors. Any such redemption may be of all of the shares of a series or class, thereby resulting in the liquidation of the series or class.

(c) Payment for stock redeemed shall be made in cash, securities or other assets, or any combination thereof, out of the assets of the relevant series or class of the Corporation. The composition of any such payment (e.g., cash, securities and/or other assets) shall be determined by the Corporation in its sole discretion, and may be different among stockholders (including differences among stockholders in the same series or class). In no event shall the Corporation be liable for any delay of any other person in transferring securities or other property selected for

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delivery as all or part of any such payment. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the series or class whose shares are to be redeemed. No stockholder shall have the right to have his/her shares redeemed in securities or other assets.

(d) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and be determined as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

(e) Notwithstanding any other provision of this Article 5.9, the Board of Directors may suspend the right of stockholders of any or all series or classes of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

(f) Shares of any series or class which have been redeemed shall constitute authorized but unissued shares subject to classification and reclassification as provided in the Corporation’s charter.

5.10      Repurchase of Shares. The Board of Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any series or class of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

5.11      Valuation. The Board of Directors may in its sole discretion from time to time prescribe the time or times for determining the per share net asset value of the shares of capital stock of the Corporation or any series or class thereof, and may prescribe or approve the procedures and methods for determining the value of the assets of the Corporation or a series or class thereof, and the procedures and methods for determining the net asset value of a share of capital stock of the Corporation, or a series or a class thereof. The Corporation may suspend the determination of net asset value for any series or class during any period when it may suspend the right of stockholders to require the Corporation to redeem shares. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any series or class should be maintained at a designated constant value and may establish procedures, not inconsistent with the Investment Company Act, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular series or class from time to time, for automatic pro rata capital contributions from each stockholder of that series or class in amounts sufficient to maintain the designated constant share value.

5.12      Certificates. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of any or all series or classes without

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certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

5.13      Increase in Shares. The Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of stock or the number of shares of stock of any series or class that the Corporation has authority to issue.

5.14      Shares Subject to Articles and By-Laws. All persons and entities who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of the Corporation’s charter and By-Laws.

ARTICLE VI

BOARD OF DIRECTORS

6.1      Number of Directors. The number of directors of the Corporation shall be six, provided that the By-Laws may, subject to the limitations of the Maryland General Corporation Law, fix a different number of directors and may authorize a majority of the entire Board of Directors to increase or decrease the number of directors set by these Articles of Amendment and Restatement or the By-Laws within limits set by the By-Laws and to fill vacancies created by an increase in the number of directors, subject to the requirements of the Investment Company Act. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The names of the directors who are currently in office and who shall serve until their successors are elected and qualify are:

Mark H. Barineau,

Kyle A. Dana,

Michael L. Kern, III,

Richard L. Peteka,

Adriana R. Posada, and

Richard J. Rossi.

6.2      Intentionally Omitted.

6.3      Liability of Directors and Officers. To the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act, no director or former director or officer or former officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to the Corporation’s charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors or former directors or officers or former officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

6.4      Powers of Directors. In addition to any powers conferred in the Corporation’s charter or By-Laws, the Board of Directors may, subject to any express limitations contained in the Corporation’s charter or By-Laws, exercise the full extent of powers conferred by the Maryland General Corporation Law or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers in the Corporation’s charter or By-Laws shall in no way be deemed to restrict or otherwise limit

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those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

(a) to make, alter, amend or repeal from time to time the By-Laws of the Corporation;

(b) subject to requirements of the Investment Company Act and the Maryland General Corporation Law, to authorize the Corporation to enter into contracts with any person or entity, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involved delegating functions normally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation’s investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation’s affairs, the provision of transfer agent services with respect to the Corporation’s shares of capital stock, and the custody of the Corporation’s assets. Any person or entity (including a person or entity’s affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of the Investment Company Act, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons or entities (including a person or entity’s affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

(c) to authorize from time to time the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

6.5      Determinations by Board of Directors. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the Maryland General Corporation Law shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each series and class.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING AND REGULATING

THE POWERS OF THE CORPORATION AND THE DIRECTORS

AND STOCKHOLDERS

7.1      Location of Meetings, Offices and Books. Both directors and stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

7.2      Meetings of Stockholders. Except as otherwise provided in the By-Laws, in accordance with Maryland General Corporation Law, the Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act. Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

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7.3      Inspection of Records. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations, not contrary to the Maryland General Corporation Law, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

7.4      Indemnification. To the maximum extent permitted by the Maryland General Corporation Law and the Investment Company Act, the Corporation, including its successors and assigns, shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any person who is a current or former director or officer and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity (which shall include, with respect to any such person, any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity). The By-Laws may provide that the Corporation shall indemnify its current and former employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any current or former director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article 7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of the Corporation’s charter shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Subject to any requirements of the Investment Company Act and the Maryland General Corporation Law, the appointment, designation or identification of a director as the chairperson of the Board of Directors, as a member or chairperson of a committee of the Board of Directors, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent director, or any other special appointment, designation or identification of a director, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a director in the absence of the appointment, designation or identification, and no director who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, and subject to any contrary requirements of the Investment Company Act and the Maryland General Corporation Law, no appointment, designation or identification of a director as aforesaid shall affect in any way that director’s rights or entitlement to indemnification.

7.5      Wholly-Owned Subsidiaries. The Corporation may own all or any portion of the securities of, make loans to, or contribute to the costs or other financial requirements of any company which is wholly

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owned by the Corporation or by the Corporation and by one or more other investment companies and is primarily engaged in the business of providing, at cost, management, administrative or related services to the Corporation or to the Corporation and other investment companies.

7.6      Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision of its charter, and all rights conferred upon stockholders herein are granted subject to this reservation.

7.7      References to Statutes, Articles and By-Laws. All references herein to statutes, to the Corporation’s charter or to these Articles of Amendment and Restatement or to the By-Laws shall be deemed to refer to those statutes, charter, Articles of Amendment and Restatement or By-Laws as they are amended and in effect from time to time.

7.8      Ambiguities; Board Decisions Conclusive. The Board of Directors may construe any of the provisions of the charter or By-Laws of the Corporation insofar as the same may appear to be ambiguous or inconsistent with any other provisions of the charter or By-Laws and any such construction by the Board of Directors in good faith shall be conclusive as to the meaning to be given to such provisions.

7.9      Delegation; Committees. To the extent permitted by the Investment Company Act and the Maryland General Corporation Law, the Board of Directors may delegate to a committee of one or more of the members of the Board of Directors, to the officers of the Corporation or to an investment advisor to a series (with respect to that series) any of the powers granted to the Board of Directors by the charter or the Maryland General Corporation Law.

7.10      Headings; Plural. Article and Section titles contained herein are for descriptive purposes only and shall not control or alter the meaning of this charter as set forth in the text or any article or section. The use of the singular herein shall be deemed to be or include the plural (and vice-versa), wherever appropriate.

THIRD: These Articles of Amendment and Restatement shall be effective as of the 1st day of April, 2021 (the “Effective Time”).

FOURTH: A foregoing amendment and restatement to the charter as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation and in the manner and by the vote required under the Investment Company Act as permitted by Section 2-604(b) of the Maryland General Corporation Law. Such amendment and restatement does not require any action by the stockholders of the Corporation.

FIFTH: The current address of the principal office of the Corporation is as set forth in Article IV above.

SIXTH: The name and address of the Corporation’s current resident agent is as set forth in Article IV above.

SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI, Section 6.1 above.

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IN WITNESS WHEREOF, Steward Funds, Inc. has caused these Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 3rd day of March, 2021, and its President acknowledges that these Articles of Amendment and Restatement are the act of Steward Funds, Inc. and he/she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his/her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	STEWARD FUNDS, INC.

/s/ Jim Coppedge	/s/ Michael L. Kern, III, CFA
Jim Coppedge Secretary	By:	Michael L. Kern, III, CFA President

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